===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              --------------------

                                    FORM 8-A
                              --------------------

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                          U S WEST Communications, Inc.
             (Exact name of registrant as specified in its charter)

             Colorado                                84-0273800
     (State of incorporation                 IRS Employer Identification
         or organization)                              Number

                 1801 California Street, Denver, Colorado 80202
          (Address of Principal Executive Offices, Including Zip Code)

                     Securities to be registered pursuant to
                           Section 12(b) of the Act:

        Title of Each Class of               Name of Each Exchange on Which
      Securities to be Registered            Each Class is to be Registered
   --------------------------------          ------------------------------
      $320,000,000 Notes due 2008                 New York Stock Exchange
   of U S WEST Communications, Inc.

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to the General Information Instruction A.(d), check the following box. [ ]

                      Securities Act registration statement
             file number to which this form relates (if applicable):
                                    33-49647

        Securities to be registered pursuant to Section 12(g) of the Act:
                              None (Title of Class)



===============================================================================

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

For a full description of the $320,000,000 Notes due 2008 (the "Notes") of U S WEST Communications, Inc. (the "Company"), reference is made to (i) the information contained under the caption "Debt Securities" in the Prospectus, to be dated November 12, 1998 (the "Prospectus"), which forms part of the Registration Statement on Form S-3 (33-49647) filed by the Company with the Securities and Exchange Commission on June 2, 1993 under the Securities Act of 1933 (the "Registration Statement), and (ii) the information contained under the caption "Description of Notes" in the Prospectus Supplement relating to the Notes, to be dated November 12, 1998 (the "Prospectus Supplement"), to the
Prospectus. The information contained in the Registration Statement, the Prospectus, and the Prospectus Supplement is incorporated herein by reference.


Item 2.  Exhibits

      Exhibit
       Number                                   Description
---------------------        --------------------------------------------------

         1 Underwriting Agreement, dated November 12, 1998 (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

       *3(a) Restated Articles of Incorporation of the Company (Exhibit 3a to Form 10-K/A, dated April 13, 1998, File No. 1-3040).

       *3(b) Bylaws of the Company, as amended (Exhibit 3b to Form 10-K/A, dated April 13, 1998, File No. 1-3040).

        4(a) Form of Notes due November 15, 2008 of U S WEST Communications, Inc. in the aggregate principal amount of $320,000,000 (to be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference).

       *4(b) Indenture dated as of April 15, 1990, between the Company and First National Bank of Chicago, Trustee (Exhibit 4 to Registration Statement No. 33-35809). The form or forms of Debt Securities with respect to each particular series of Debt Securities registered hereunder may be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

       *4(c) Form of First Supplemental Indenture dated as of April 16, 1991, between the Company and The First National Bank of Chicago, as Trustee (Exhibit 4a to Form 8-K, dated April 16, 1991, File No. 1-3040).

--------------------
*        Previously filed.

                                    SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           U S WEST Communications, Inc.


                           By: /s/ Thomas O. McGimpsey
                               ------------------------------
                               Thomas O. McGimpsey
                               Assistant Secretary

Dated:        November 12, 1998